EXHIBIT 23.1

16140 SAND CANYON AVE., SUITE 100
IRVINE, CALIFORNIA 92618
HALL&COMPANY Certified Public Accountants, Inc.
                                             (949) 910-HALL (4255)
                 TAX, FINANCIAL AND MANAGEMENT CONSULTING SERVICES
                                                                                                                      FAX   (949) 910-4256

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this annual report on Form 10-KSB (File No. 333-85414) of our report dated March 31, 2005 on our audits of the financial statements of Bullion River Gold Corp. as of December 31, 2004 and 2003 and for the years then ended.

/s/ Hall & Company
Hall & Company
Irvine, California
April 7, 2006